As filed with the Securities and Exchange Commission on May 4, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WEST BANCORPORATION, INC. (Exact name of Registrant as specified in its charter)
Iowa	42-1230603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 22nd Street
West Des Moines, Iowa 50266
(515) 222-2300
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

2012 Equity Incentive Plan of West Bancorporation, Inc.
_____________________________________________________________________________________________________________________________________
(Full title of the plan)

Douglas R. Gulling, EVP & CFO
West Bancorporation, Inc.
1601 22nd Street
West Des Moines, Iowa 50266
(515) 222-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all communications:
Donald L. Norman, Jr., Esq.
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W. Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, no par value	$800,000 (3)	$9.594	$7,675,200	$879.58

(1)    This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of common stock, no par value per share (the “Common Stock”), of West Bancorporation, Inc. (the “Registrant”) issuable pursuant to the 2012 Equity Incentive Plan of West Bancorporation, Inc. (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares that become issuable under the Plan by reason of any future stock dividend, stock split or other similar transaction.

(2)    Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. Accordingly, the price per share of the Common Stock has been calculated to be equal to the average of the high and low prices for a share of the Common Stock as reported by The NASDAQ Global Select Market on May 1, 2012, which is a specified date within five business days prior to the original date of filing of this Registration Statement.

(3)    Represents shares of Common Stock authorized and reserved for future issuance under the Plan pursuant to awards that have not yet been granted.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.

The documents containing the information specified in Part I (“Information Required in the Section 10(a) Prospectus”) will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.    Registrant Information and Employee Plan Annual Information.

The Registrant will provide participants of the Plan, upon written or oral request and without charge, a copy of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) prospectus, and all documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for such documents should be directed to West Bancorporation, Inc., 1601 22nd Street, West Des Moines, Iowa 50266, Attention: Corporate Secretary, telephone number (515) 222-2300.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 7, 2012 (SEC File No. 0-49677);

(b)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on April 26, 2012 (SEC File No. 0-49677);

(c)
The Registrant's Current Reports on Form 8-K, filed on January 27, 2012, January 31, 2012, February 3, 2012, April 26, 2012, and April 27, 2012 and Form 8-K/A, filed on February 1, 2012 (SEC File No. 0-49677); and

(d)
The description of the Registrant's common stock contained in its Form 10-12G, filed on March 11, 2002, and Form 10-12G/A, filed on April 11, 2002 (SEC File No. 0-49677), including any amendments or reports filed for the purposes of updating such description.

Each document or report subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such document or report; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the prospectus which is a part hereof.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Under the Iowa Business Corporation Act (“IBCA”), the Registrant must indemnify a director or an officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Registrant, against reasonable expenses incurred by the director or officer in connection with the proceeding.

Under the Registrant's restated articles of incorporation, as amended, the Registrant will indemnify and advance expenses to any director or officer of the Registrant who is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Registrant or (at such time as he or she is or was a director or officer of the corporation) at the request of the corporation was a director, officer, partner, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, trustee, administrator, employee or agent or in any other capacity while serving as director, officer, partner, trustee, administrator, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the IBCA. No director or officer shall be entitled to indemnification for any proceeding where it is determined by a final judgment that such officer or director was liable for (i) a breach of his or her duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, (iii) a transaction in which such officer or director received an improper personal benefit, or (iv) such other transaction forbidden by the IBCA.

Under the IBCA, the Registrant may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation (except to the extent of the reasonable expenses incurred by the director or officer in the proceeding) or where the director or officer received an improper financial benefit. Additionally, the Registrant may not indemnify an officer in connection with any proceeding for liability arising out of conduct that constitutes an intentional infliction of harm on the Registrant or its shareholders, or an intentional violation of criminal law.

As permitted by the restated articles of incorporation, as amended, the Registrant has purchased a directors' and officers' liability insurance policy that insures all directors and officers, among other things, against certain liabilities that may arise under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

See Exhibit Index.

Item 9.    Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in period reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Des Moines, Iowa, on May 4, 2012.

WEST BANCORPORATION, INC.

By:	/s/ David D. Nelson
David D. Nelson
President, Chief Executive Officer and Director
(principal executive officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of David D. Nelson and Douglas R. Gulling, or either of them, them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on May 4, 2012.

/s/ David R. Milligan	/s/ David D. Nelson
David R. Milligan	David D. Nelson
Chairman of the Board	President, Chief Executive Officer and Director
(principal executive officer)

/s/ Douglas R. Gulling	/s/ Marie I. Roberts
Douglas R. Gulling	Marie I. Roberts
Executive Vice President and Chief Financial Officer	Vice President and Controller
(principal financial officer)

/s/ Robert G. Pulver	/s/ Frank W. Berlin
Robert G. Pulver	Frank W. Berlin
Director	Director

/s/ Thomas A. Carlstrom	/s/ Joyce A. Chapman
Thomas A. Carlstrom	Joyce A. Chapman
Director	Director

/s/ Steven K. Gaer	/s/ Kaye R. Lozier
Steven K. Gaer	Kaye R. Lozier
Director	Director

/s/ George D. Milligan	/s/ James W. Noyce
George D. Milligan	James W. Noyce
Director	Director

/s/ Lou Ann Sandburg
Lou Ann Sandburg
Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Form 10 filed on March 11, 2002)
4.2
Articles of Amendment to the Restated Articles of Incorporation filed with the Iowa Secretary of State on December 24, 2008 (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on December 31, 2008)

4.3
Articles of Amendment to the Restated Articles of Incorporation filed with the Iowa Secretary of State on December 25, 2008 (incorporated herein by reference to Exhibit 3.2 of the Current Report on Form 8-K filed on December 31, 2008)

4.4	Bylaws of the Registrant, as amended through October 17, 2007 (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-3 filed on January 30, 2009)
4.5	2012 Equity Incentive Plan of West Bancorporation, Inc. (incorporated herein by reference to Exhibit A of the definitive proxy statement 14A filed on March 7, 2012)
4.6	Form of Restricted Stock Unit Award Agreement (incorporated herein by reference to Exhibit 10.1 of the Form 10-Q filed on April 26, 2012)
5.1*	Opinion regarding legality of shares of West Bancorporation, Inc. common stock
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Ahlers & Cooney, P.C., general counsel to West Bancorporation, Inc. (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page hereto)

*	Filed herewith